Two Harbors Investment Corp. Reports Second Quarter 2021 Financial Results
Overall Performance Driven by Spread Widening in High Coupon RMBS

NEW YORK, August 4, 2021 - Two Harbors Investment Corp. (NYSE: TWO), an Agency + MSR mortgage real estate investment trust (REIT), today announced its financial results for the quarter ended June 30, 2021.
Quarterly Summary
•Reported book value of $6.42 per common share, representing a (9.6)% quarterly return on book value(1)
•Generated Comprehensive Loss of $194.6 million, representing an annualized return on average common equity of (40.7)%
•Reported Core Earnings of $51.5 million, or $0.19 per weighted average basic common share(2)
•Declared a second quarter common stock dividend of $0.17 per share
•Continued to grow mortgage servicing rights (MSR) portfolio
◦Settled $16.4 billion unpaid principal balance (UPB) generated through flow-sale program
◦Closed on $6.5 billion UPB through bulk transactions

Post Quarter End Update
•Issued 40 million shares of common stock through an underwritten offering for net proceeds of approximately $256.5 million
•Expect to settle on outstanding commitments of $17.5 billion UPB of MSR through bulk transactions

“The second quarter saw significant spread widening in high coupon RMBS, which impacted the performance of our portfolio,” stated Bill Greenberg, Two Harbors’ President, Chief Executive Officer and Chief Investment Officer. “While the investing environment in RMBS was challenging, our MSR portfolio has continued to deliver attractive returns. Our recent capital issuance together with our available cash positions the company to deploy capital in MSR, and in RMBS when spreads normalize.”

(1)     Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)    Core Earnings is a non-GAAP measure. Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2021 and first quarter of 2021:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2021			Three Months Ended March 31, 2021
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Loss	$(194,606)	$(0.71)	(40.7)%	$(48,512)	$(0.18)	(9.3)%
GAAP Net (Loss) Income	$(131,707)	$(0.48)	(27.5)%	$222,941	$0.81	42.8%
Core Earnings(1)	$51,519	$0.19	10.8%	$45,830	$0.17	8.8%

Operating Metrics
Dividend per common share	$0.17			$0.17
Annualized dividend yield(2)	9.0%			9.3%
Book value per common share at period end	$6.42			$7.29
Return on book value(3)	(9.6)%			(2.2)%
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses(4)	$12,469			$11,914
Operating expenses, excluding non-cash LTIP amortization and nonrecurring expenses, as a percentage of average equity(4)	1.9%			1.6%
___________
(1)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $4.6 million for the second quarter of 2021 and $1.8 million for the first quarter of 2021 and nonrecurring expenses of $1.4 million for the second quarter of 2021 and $2.0 million for the first quarter of 2021.

Portfolio Summary
The company’s portfolio was comprised of $9.9 billion of Agency residential mortgage-backed securities (RMBS), Agency Derivatives and MSR as well as their associated notional hedges as of June 30, 2021. Additionally, the company held $7.2 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of June 30, 2021 and March 31, 2021:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2021		As of March 31, 2021
	(unaudited)		(unaudited)
Agency
Fixed Rate	$7,824,889	78.9%	$11,453,989	84.1%
Other Agency(1)	60,061	0.6%	64,011	0.4%
Total Agency	7,884,950	79.5%	11,518,000	84.5%
Mortgage servicing rights(2)	2,020,106	20.4%	2,091,761	15.4%
Other	5,559	0.1%	9,219	0.1%
Aggregate Portfolio	$9,910,615		$13,618,980
Net TBA position(3)	7,164,835		5,024,575
Total Portfolio	$17,075,450		$18,643,555

Portfolio Metrics	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter(4)	2.72%	2.25%
Annualized cost of funds on average borrowing balance during the quarter(5)	0.79%	0.60%
Annualized net yield for aggregate portfolio during the quarter	1.93%	1.65%
________________
(1)Other Agency includes hybrid ARMs and Agency derivatives.
(2)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(3)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.
(4)Includes interest income on RMBS and servicing income, net of servicing expenses and amortization on MSR.
(5)Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of June 30, 2021	As of March 31, 2021
	(unaudited)	(unaudited)
Weighted average cost basis of Agency principal and interest securities(6)	$105.03	$104.90
Weighted average three month CPR on Agency RMBS	32.3%	30.8%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	99.2%	99.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	0.8%	0.6%
______________
(6) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of June 30, 2021	As of March 31, 2021
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$185,209,738	$179,014,244
Gross weighted average coupon	3.5%	3.6%
Weighted average original FICO score(2)	758	757
Weighted average original LTV	72%	73%
60+ day delinquencies	2.2%	2.9%
Net servicing fee	26.5 basis points	26.5 basis points

	Three Months Ended June 30, 2021	Three Months Ended March 31, 2021
	(unaudited)	(unaudited)
Fair value gains	$(268,051)	$327,438
Servicing income	$112,816	$107,119
Servicing expenses	$18,503	$24,221
Change in servicing reserves	$163	$661
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of June 30, 2021	As of March 31, 2021
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$6,854,000	$4,800,000
Interest rate swaps notional, utilized to economically hedge interest rate exposure (or duration)	15,646,953	15,221,597
Swaptions net notional, utilized as macroeconomic hedges	(201,000)	—
Total interest rate swaps and swaptions notional	$15,847,953	$15,221,597
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of June 30, 2021 and March 31, 2021:

June 30, 2021	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$8,225,622	0.22%	2.47	15
Repurchase agreements collateralized by MSR	125,000	4.00%	9.01	1
Total repurchase agreements	8,350,622	0.28%	2.56	16
Revolving credit facilities collateralized by MSR and related servicing advance obligations	533,519	3.68%	13.94	4
Term notes payable collateralized by MSR	396,183	2.89%	35.87	n/a
Unsecured convertible senior notes	423,742	6.25%	38.32	n/a
Total borrowings	$9,704,066

March 31, 2021	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by RMBS	$11,676,062	0.24%	3.29	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	443,458	3.70%	10.39	4
Term notes payable collateralized by MSR	395,891	2.91%	38.86	n/a
Unsecured convertible senior notes	423,337	6.25%	41.31	n/a
Total borrowings	$12,938,748

Borrowings by Collateral Type	As of June 30, 2021		As of March 31, 2021
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$8,224,426		$11,674,486
Mortgage servicing rights and related servicing advance obligations	1,054,702		839,349
Other - secured	1,196		1,576
Other - unsecured(1)	423,742		423,337
Total	$9,704,066		$12,938,748

Debt-to-equity ratio at period-end(2)	3.9	:1.0	4.8	:1.0
Economic debt-to-equity ratio at period-end(3)	6.5	:1.0	6.4	:1.0

Cost of Funds Metrics	Three Months Ended June 30, 2021		Three Months Ended March 31, 2021
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.9%		0.6%
Agency RMBS and Agency Derivatives	0.2%		0.3%
Mortgage servicing rights and related servicing advance obligations(4)	4.5%		3.9%
Other - secured	1.9%		2.1%
Other - unsecured(1)(4)	6.7%		6.8%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.
(3)Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.
(4)Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 5, 2021 at 9:00 a.m. EDT to discuss second quarter 2021 financial results and related information. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investors section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 5, 2021, through 12:00 p.m. EDT on August 19, 2021. The playback can be accessed by calling (877) 660-6853, conference code 13721255. The call will also be archived on the company’s website in the Investors section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is an internally managed real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, MN. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; the ongoing impact of the COVID-19 pandemic, and the actions taken by federal and state governmental authorities and GSEs in response, on the U.S. economy, financial markets and our target assets; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation with PRCM Advisers related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share that exclude certain items. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN, 55305, telephone (612) 453-4100.

Contact
Paulina Sims, Senior Director, Investor Relations, Two Harbors Investment Corp., (612)-446-5431, Paulina.Sims@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $7,547,709 and $14,043,175, respectively; allowance for credit losses $17,765 and $22,528, respectively)	$7,840,046	$14,650,922
Mortgage servicing rights, at fair value	2,020,106	1,596,153
Cash and cash equivalents	1,281,230	1,384,764
Restricted cash	866,547	1,261,667
Accrued interest receivable	31,571	47,174
Due from counterparties	85,177	146,433
Derivative assets, at fair value	60,376	95,937
Reverse repurchase agreements	70,000	91,525
Other assets	247,059	241,346
Total Assets	$12,502,112	$19,515,921
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$8,350,622	$15,143,898
Revolving credit facilities	533,519	283,830
Term notes payable	396,183	395,609
Convertible senior notes	423,742	286,183
Derivative liabilities, at fair value	14,208	11,058
Due to counterparties	119,472	135,838
Dividends payable	60,507	65,480
Accrued interest payable	17,956	21,666
Other liabilities	101,848	83,433
Total Liabilities	10,018,057	16,426,995
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 29,050,000 and 40,050,000 shares issued and outstanding, respectively ($726,250 and $1,001,250 liquidation preference, respectively)	702,550	977,501
Common stock, par value $0.01 per share; 700,000,000 shares authorized and 273,718,311 and 273,703,882 shares issued and outstanding, respectively	2,737	2,737
Additional paid-in capital	5,170,387	5,163,794
Accumulated other comprehensive income	307,249	641,601
Cumulative earnings	1,147,953	1,025,756
Cumulative distributions to stockholders	(4,846,821)	(4,722,463)
Total Stockholders’ Equity	2,484,055	3,088,926
Total Liabilities and Stockholders’ Equity	$12,502,112	$19,515,921

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$43,092	$105,730	$98,744	$354,414
Other	351	1,597	808	8,420
Total interest income	43,443	107,327	99,552	362,834
Interest expense:
Repurchase agreements	6,981	50,811	15,451	203,416
Revolving credit facilities	7,075	2,826	11,770	6,357
Term notes payable	3,225	3,553	6,436	8,357
Convertible senior notes	7,126	4,769	13,476	9,545
Federal Home Loan Bank advances	—	155	—	1,747
Total interest expense	24,407	62,114	47,133	229,422
Net interest income	19,036	45,213	52,419	133,412
Other (loss) income:
(Loss) gain on investment securities	(41,519)	53,492	91,349	(1,028,115)
Servicing income	112,816	112,891	219,935	243,688
(Loss) gain on servicing asset	(268,051)	(238,791)	59,387	(825,456)
Gain (loss) on interest rate swap and swaption agreements	24,648	(46,922)	9,049	(297,518)
Gain (loss) on other derivative instruments	51,312	76,606	(224,699)	(56,862)
Other income (loss)	41	66	(5,701)	864
Total other (loss) income	(120,753)	(42,658)	149,320	(1,963,399)
Expenses:
Management fees	—	11,429	—	25,979
Servicing expenses	18,680	23,947	43,627	43,852
Compensation and benefits	11,259	8,127	19,447	16,404
Other operating expenses	7,218	5,711	14,705	12,512
Restructuring charges	—	145,069	—	145,788
Total expenses	37,157	194,283	77,779	244,535
(Loss) income before income taxes	(138,874)	(191,728)	123,960	(2,074,522)
(Benefit from) provision for income taxes	(20,914)	(18,164)	1,763	(31,302)
Net (loss) income	(117,960)	(173,564)	122,197	(2,043,220)
Dividends on preferred stock	13,747	18,951	30,963	37,901
Net (loss) income attributable to common stockholders	$(131,707)	$(192,515)	$91,234	$(2,081,121)
Basic (loss) earnings per weighted average common share	$(0.48)	$(0.70)	$0.33	$(7.61)
Diluted (loss) earnings per weighted average common share	$(0.48)	$(0.70)	$0.32	$(7.61)
Dividends declared per common share	$0.17	$0.19	$0.34	$0.19
Weighted average number of shares of common stock:
Basic	273,718,561	273,604,079	273,714,684	273,498,347
Diluted	273,718,561	273,604,079	305,999,203	273,498,347

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Comprehensive (loss) income:
Net (loss) income	$(117,960)	$(173,564)	$122,197	$(2,043,220)
Other comprehensive (loss) income, net of tax:
Unrealized (loss) gain on available-for-sale securities	(62,899)	192,794	(334,352)	(5,276)
Other comprehensive (loss) income	(62,899)	192,794	(334,352)	(5,276)
Comprehensive (loss) income	(180,859)	19,230	(212,155)	(2,048,496)
Dividends on preferred stock	13,747	18,951	30,963	37,901
Comprehensive (loss) income attributable to common stockholders	$(194,606)	$279	$(243,118)	$(2,086,397)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,	Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Reconciliation of Comprehensive loss to Core Earnings:
Comprehensive loss attributable to common stockholders	$(194,606)	$(48,512)
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	62,899	271,453
Net (loss) income attributable to common stockholders	$(131,707)	$222,941

Adjustments for non-Core Earnings:
Realized gain on securities	(15,493)	(69,194)
Unrealized loss (gain) on securities	49,620	(62,539)
Provision (reversal of provision) for credit losses	7,392	(1,135)
Realized and unrealized loss (gain) on mortgage servicing rights	202,651	(390,704)
Realized (gain) loss on termination or expiration of swaps and swaptions	(8,642)	6,350
Unrealized (gain) loss on interest rate swaps and swaptions	(13,607)	10,899
(Gain) loss on other derivative instruments	(24,721)	294,952
Other loss	—	5,817
Change in servicing reserves	163	661
Non-cash equity compensation expense	4,611	1,790
Other nonrecurring expenses	1,397	1,971
Net (benefit from) provision for income taxes on non-Core Earnings	(20,145)	24,021
Core Earnings attributable to common stockholders(1)	$51,519	$45,830

Weighted average basic common shares	273,718,561	273,710,765
Core Earnings attributable to common stockholders per weighted average basic common share	$0.19	$0.17
_____________
(1)Core Earnings is a non-U.S. GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, other nonrecurring expenses and restructuring charges). As defined, Core Earnings includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Core Earnings provides supplemental information to assist investors in analyzing the Company’s results of operations and helps facilitate comparisons to industry peers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(unaudited)
Net Interest Income:
Interest income	$43.4	$56.1	$72.5	$89.7	$107.3
Interest expense	24.4	22.7	22.6	29.2	62.1
Net interest income	19.0	33.4	49.9	60.5	45.2
Other income:
Servicing income, net of amortization(1)	47.4	43.8	41.1	42.2	51.0
Interest spread on interest rate swaps	2.4	1.7	2.0	0.8	(56.3)
Gain on other derivative instruments	26.6	18.9	43.5	32.9	11.9
Other income	—	0.1	0.1	0.1	0.1
Total other income	76.4	64.5	86.7	76.0	6.7
Expenses	31.0	36.2	37.3	43.5	46.8
Core Earnings before income taxes	64.4	61.7	99.3	93.0	5.1
Income tax (benefit) expense	(0.8)	(1.3)	(1.7)	(1.5)	0.6
Core Earnings	65.2	63.0	101.0	94.5	4.5
Dividends on preferred stock	13.7	17.2	19.0	18.9	19.0
Core Earnings attributable to common stockholders(2)	$51.5	$45.8	$82.0	$75.6	$(14.5)
Weighted average basic Core EPS	$0.19	$0.17	$0.30	$0.28	$(0.05)

Core earnings return on average common equity	10.8%	8.8%	15.9%	15.7%	(3.1)%
________________
(1)Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)Please see page 11 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.